Exhibit 99.1
Pro Forma Financial Information
     GATX Corporation (“GATX” or the “Company”) is headquartered in Chicago, Illinois and provides services primarily through three operating segments: GATX Rail (“Rail”), GATX Air (“Air”) and GATX Specialty (“Specialty”). During 2006, GATX announced agreements to sell certain Air assets and operations to Macquarie Aircraft Leasing Limited (“MALL”) and AerCap Group (“AerCap”) and sold its interest in its Pembroke affiliate. These operations and assets comprise substantially all of the Air business.
     As of September 30, 2006, the sales of certain wholly owned and affiliated aircraft to AerCap and Air’s interest in its Pembroke affiliate were completed. Subsequently, Air completed the sale to MALL of its wholly owned aircraft and the sale to AerCap of certain additional wholly owned and affiliated aircraft. The sale of Air’s interests in its 11 aircraft leasing affiliates to MALL and the sale of eight affiliated aircraft to AerCap are expected to be completed by year end.
     The accompanying pro forma condensed consolidated financial statements reflect the financial position and results of operations of GATX after giving effect to the completion of the sales of substantially all of Air’s operations. These pro forma statements have been prepared by the Company based on the assumptions identified in the related footnotes and are shown for comparative purposes only. The pro forma statements do not purport to represent what the actual consolidated results of operations or consolidated financial position of GATX would have been had the dispositions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Also, if any of the remaining sales are not completed or are completed in a manner different from GATX’s current expectations, pro forma results will vary. The pro forma condensed consolidated financial statements should be read in conjunction with GATX’s historical consolidated financial statements and accompanying footnotes.

GATX CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
September 30, 2006
(In Millions)

		Pro-Forma		Pro-Forma
	As Reported	Adjustments		GATX
Assets

Cash and Cash Equivalents	$90.5	$736.5	(2g)	$827.0
Restricted Cash	57.5	—		57.5

Receivables
Rent and other receivables	93.6	—		93.6
Finance leases	361.9	—		361.9
Loans	23.1	—		23.1
Allowance for possible losses	(11.2)	—		(11.2)

	467.4	—		467.4
Operating Lease Assets, Facilities and Other
Rail	4,201.4	—		4,201.4
Specialty	104.0	—		104.0
Other	361.3	—		361.3
Allowance for depreciation	(1,781.5)	—		(1,781.5)

	2,885.2	—		2,885.2
Investments in Affiliated Companies	310.5	—		310.5
Goodwill	91.2	—		91.2
Other Assets	271.4	—		271.4
Assets of Discontinued Operations	1,561.9	(1,561.9	)(2a)	—

Total Assets	$5,735.6	$(825.4)		$4,910.2

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$162.5	$—		$162.5

Debt
Commercial paper and bank credit facilities	285.9	—		285.9
Recourse	2,872.4	(692.8	)(2b)	2,179.6
Nonrecourse	3.8	—		3.8
Capital lease obligations	52.5	—		52.5

	3,214.6	(692.8)		2,521.8

Current Income Taxes	—	91.0	(2c)	91.0
Deferred Income Taxes	753.0	(89.0	)(2d)	664.0
Other Liabilities	345.0	(7.5	)(2e)	337.5
Liabilities of Discontinued Operations	131.0	(131.0	)(2a)	—

Total Liabilities	4,606.1	(829.3)		3,776.8
Total Shareholders’ Equity	1,129.5	3.9	(2f)	1,133.4

Total Liabilities and Shareholders’ Equity	$5,735.6	$(825.4)		$4,910.2

The accompanying notes are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005
(In Millions)

		Pro-Forma		Pro-Forma
	As Reported	Adjustments		GATX
Gross Income
Lease income	$878.4	$(117.6	)(3a)	$760.8
Marine operating revenue	138.3	—		138.3
Interest income on loans	10.0	(0.4	)(3a)	9.6
Asset remarketing income	43.7	(2.3	)(3a)	41.4
Fees	17.7	(12.6	)(3a)	5.1
Other	75.3	(0.5	)(3a)	74.8

Revenues	1,163.4	(133.4)		1,030.0
Share of affiliates’ (losses) earnings	(28.8)	102.5	(3a)	73.7

Total Gross Income	1,134.6	(30.9)		1,103.7

Ownership Costs
Depreciation	202.7	(59.8	)(3a)	142.9
Interest expense, net	164.7	(32.3	)(3a)	132.4
Operating lease expense	187.0	(7.0	)(3a)	180.0

Total Ownership Costs	554.4	(99.1)		455.3

Other Costs and Expenses
Maintenance expense	194.9	(0.8	)(3a)	194.1
Marine operating expense	108.9	—		108.9
Selling, general and administrative	167.5	(25.9	)(3a)	141.6
Asset impairment charges	83.4	(77.2	)(3a)	6.2
Other expenses	53.3	(1.0	)(3a)	52.3

Total Other Costs and Expenses	608.0	(104.9)		503.1

(Loss) Income from Continuing Operations before Income Taxes	(27.8)	173.1		145.3
Income Tax (Benefit) Provision	(12.7)	68.6	(3b)	55.9

(Loss) Income from Continuing Operations	$(15.1)	$104.5		$89.4

Per Share Data
Basic:
(Loss) income from continuing operations	$(0.30)			$1.79
Average number of common shares (in thousands)	50,106			50,106

Diluted:
(Loss) income from continuing operations	$(0.30)			$1.68
Average number of common shares and common share equivalents (in thousands)	50,106			61,020
The accompanying notes are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004
(In Millions)

		Pro-Forma		Pro-Forma
	As Reported	Adjustments		GATX

Gross Income
Lease income	$790.3	$(101.0	)(3a)	$689.3
Marine operating revenue	111.8	—		111.8
Interest income on loans	17.8	(0.1	)(3a)	17.7
Asset remarketing income	36.5	(5.5	)(3a)	31.0
Fees	20.9	(9.3	)(3a)	11.6
Other	189.6	(2.6	)(3a)	187.0

Revenues	1,166.9	(118.5)		1,048.4
Share of affiliates’ earnings	65.2	(11.1	)(3a)	54.1

Total Gross Income	1,232.1	(129.6)		1,102.5

Ownership Costs
Depreciation	194.6	(59.5	)(3a)	135.1
Interest expense, net	162.4	(18.1	)(3a)	144.3
Operating lease expense	173.6	(3.8	)(3a)	169.8

Total Ownership Costs	530.6	(81.4)		449.2

Other Costs and Expenses
Maintenance expense	189.2	(1.6	)(3a)	187.6
Marine operating expense	87.7	—		87.7
Selling, general and administrative	163.3	(21.5	)(3a)	141.8
Asset impairment charges	3.4	(0.4	)(3a)	3.0
Other expenses	31.2	(1.8	)(3a)	29.4

Total Other Costs and Expenses	474.8	(25.3)		449.5

Income from Continuing Operations before Income Taxes	226.7	(22.9)		203.8
Income Taxes	68.2	(9.1	)(3b)	59.1

Income from Continuing Operations	$158.5	$(13.8)		$144.7

Per Share Data
Basic:
Income from continuing operations	$3.21			$2.93
Average number of common shares (in thousands)	49,348			49,348

Diluted:
Income from continuing operations	$2.86			$2.63
Average number of common shares and common share equivalents (in thousands)	60,082			60,082
The accompanying notes are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
(In Millions)

		Pro-Forma		Pro-Forma
	As Reported	Adjustments(3a)		GATX

Gross Income
Lease income	$762.2	$(90.8)		$671.4
Marine operating revenue	85.0	—		85.0
Interest income on loans	41.4	0.2		41.6
Asset remarketing income	37.9	(0.8)		37.1
Fees	18.0	(7.4)		10.6
Other	76.3	(3.3)		73.0

Revenues	1,020.8	(102.1)		918.7
Share of affiliates’ earnings	66.8	(17.6)		49.2

Total Gross Income	1,087.6	(119.7)		967.9

Ownership Costs
Depreciation	188.0	(55.1)		132.9
Interest expense, net	175.4	(15.0)		160.4
Operating lease expense	176.0	(3.9)		172.1

Total Ownership Costs	539.4	(74.0)		465.4

Other Costs and Expenses
Maintenance expense	166.0	(1.5)		164.5
Marine operating expense	68.9	—		68.9
Selling, general and administrative	163.6	(18.1)		145.5
Asset impairment charges	24.6	(2.4)		22.2
Other expenses	47.2	(8.8)		38.4

Total Other Costs and Expenses	470.3	(30.8)		439.5

Income from Continuing Operations before Income Taxes	77.9	(14.9)		63.0
Income Taxes	16.2	(6.6	)(3b)	9.6

Income from Continuing Operations	$61.7	$(8.3)		$53.4

Per Share Data
Basic:
Income from continuing operations	$1.26			$1.09
Average number of common shares (in thousands)	49,107			49,107
Diluted:
Income from continuing operations	$1.24			$1.07
Average number of common shares and common share equivalents (in thousands)	51,203			51,203
The accompanying notes are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 1.     Basis of Presentation
     The pro forma condensed consolidated balance sheet of GATX as of September 30, 2006, gives effect to the dispositions of all the assets and liabilities of the Air discontinued operations, representing the net assets of the Air segment remaining as of that date, the repayment of related external debt and the termination of related derivatives. The pro forma condensed consolidated balance sheet assumes the dispositions occurred as of the balance sheet date. The pro forma condensed consolidated statements of income of GATX for the years ended December 31, 2005, 2004, and 2003 assume the sales of substantially all of Air’s historical operations, comprising those sold through November 30, 2006, and those expected to be sold prior to year end, occurred on January 1 of each period presented. The financial results of the Air Segment were reported as discontinued operations for the period ended September 30, 2006. As a result, a pro forma condensed consolidated statement of income for the period ended September 30, 2006 is not required to be filed. In the opinion of management, these financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sales on the historical financial information of GATX. The pro forma condensed consolidated financial statements do not necessarily represent what GATX’s financial position or results of operations would have been had the sales occurred on such dates or project GATX’s financial position or results of operations at or for any future date or period. The pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of GATX.
NOTE 2.     Pro Forma Condensed Consolidated Balance Sheet Adjustments
     The pro forma condensed consolidated balance sheet assumes that substantially all of the assets and operations of Air that were remaining as of September 30, 2006, were sold on that date. The determination of the final proceeds from these sales will be dependent on the timing and/or completion of the sales and the resolution of potential purchase price adjustments. Thus, actual amounts may vary from these pro forma adjustments.
(a)	Represents the assets and liabilities of Air to be sold, transferred and/or settled as part of the transactions.
(b)	Represents indebtedness directly related to Air assets that was repaid out of sales proceeds.
(c)	Represents the reclassification from deferred income taxes to current income taxes associated with the Air transaction. The Company anticipates that the tax impact of the dispositions completed and expected to be completed in 2006 will fully utilize its existing net operating loss and tax credit carry forwards, resulting in a current income tax payable of approximately $91 million. GATX’s actual income tax payable for the year ended December 31, 2006, may vary depending on the completion of the transactions and the impact of GATX’s continuing operations on consolidated taxable income.
(d)	Represents the reclassification of $91 million from deferred income taxes to current income taxes net of estimated income taxes of $2.0 million on the remaining gain expected to be recognized upon completion of the Air transactions.
(e)	Represents the settlement of $1.8 million of Air related derivatives and payments of $5.7 million of accrued transaction costs consisting of commissions, legal fees, accounting and other disposal expenses.
(f)	Represents an estimate of the remaining after tax gain to be recognized upon completion of the Air transactions.

(g)	The estimated net cash proceeds resulting from the sale of Air are shown below (in millions):

	MALL	AerCap	Total
Estimated cash proceeds	$1,300.4	$136.4	$1,436.8
Estimated debt repayments	(692.8)	—	(692.8)
Estimated liability repayments	(7.3)	(0.2)	(7.5)

Estimated net proceeds	$600.3	$136.2	$736.5

NOTE 3.     Pro Forma Condensed Consolidated Statements of Income Adjustments
     The pro forma condensed consolidated statements of income assume that the sale of Air occurred as of January 1 of each period presented. Actual amounts could vary from these pro forma adjustments.
(a)	The pro forma adjustments reflect the elimination of actual income and expenses during the periods presented related to the assets and operations sold through November 30, 2006 and those expected to be sold prior to year end. Additionally, the adjustments reflect the elimination of actual interest costs incurred during the periods presented, associated with the debt secured by certain Air assets that was subsequently repaid with the proceeds from the sales.
(b)	The pro forma adjustment for income taxes is based on an estimate of Air’s relative contribution to GATX’s consolidated tax position and approximates Air's tax provision on a stand alone basis.